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                                                            EXHIBIT NO. 99.1(e)

                               MFS SERIES TRUST V

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

         The undersigned, being a majority of the Trustees of MFS Series Trust V (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated December 21, 1994, as amended (the "Declaration"), acting pursuant to Section
6.9 of the Declaration, do hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

         1. The series designated as MFS International Growth Fund shall be redesignated as MFS International Strategic Growth Fund.

         Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

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      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 19th day of September, 1997.

A. KEITH BRODKIN                         CHARLES W. SCHMIDT
------------------------                 ---------------------
A. Keith Brodkin                         Charles W. Schmidt
76 Farm Road                             63 Claypit Hill Road
Sherborn, MA  01770                      Wayland, MA  01778


------------------------                 ---------------------
Richard B. Bailey                        Arnold D. Scott
63 Atlantic Avenue                       20 Rowes Wharf
Boston, MA  02110                        Boston, MA  02110

                                         JEFFREY L. SHAMES
------------------------                 ---------------------
Peter G. Harwood                         Jeffrey L. Shames
211 Lindsay Pond Road                    38 Lake Avenue
Concord, MA  01742                       Newton, MA  02159

J. ATWOOD IVES                           ELAINE R. SMITH
------------------------                 ---------------------
J. Atwood Ives                           Elaine R. Smith
1 Bennington Road                        75 Scotch Pine Road
Lexington, MA  02173                     Weston, MA  02193

                                         DAVID B. STONE
------------------------                 ---------------------
Lawrence T. Perera                       David B. Stone
18 Marlborough Street                    282 Beacon Street
Boston, MA  02116                        Boston, MA  02116

WILLIAM J. POORVU
------------------------
William J. Poorvu
975 Memorial Drive
Cambridge, MA  02138